EXHIBIT  10.34


THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THIS CONVERTIBLE PROMISSORY NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF THAT CERTAIN CONVERTIBLE PROMISSORY NOTE AND WARRANT PURCHASE AGREEMENT, BETWEEN THE COMPANY AND THE LENDER, DATED MARCH ___, 2002.

PAYMENTS ON ACCOUNT OF THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND THE EXERCISE OF REMEDIES HEREUNDER ARE SUBJECT TO SUBORDINATION AS SET FORTH HEREIN.


                                 VIADOR INC.
                         (A California Corporation)

Amount: US$1,000,000                                            March __, 2002


                     CONVERTIBLE SECURED PROMISSORY NOTE


     For value received VIADOR INC., a Delaware corporation (the "Company"),
                                                                  -------
promises to pay Heungyeung Yeung or his assigns ("Lender") the principal sum of
                                                  ------
One Million Dollars ($1,000,000) together with interest, payable in arrears, at a rate of one percent (1%) per annum, until all outstanding principal and accrued interest are paid in full if not converted. All computations of interest will be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     1. This Convertible Promissory Note (this "Note") is one in a series of
                                                ----
promissory notes issued pursuant to that certain Convertible Promissory Note and Warrant Purchase Agreement between the Company and the Lender, dated as of March __, 2002 (as the same may from time to time be amended, modified or supplemented, the "Purchase
                   --------

Agreement") and is one of the "Notes" therein as such.  Lender is subject to
---------                      -----
certain restrictions set forth in the Purchase Agreement and will be entitled to certain rights and privileges set forth in the Purchase Agreement. Capitalized terms not otherwise defined herein will have the meaning ascribed to them in the Purchase Agreement.

     2. The outstanding principal amount of this Note and unpaid accrued interest thereon will be due and payable on the date twenty-four (24) months from the date hereof (the "Maturity Date"); provided, however, that the
                           -------------
principal amount of this Note and accrued interest thereon may be prepaid in whole or in part at any time, and from time to time, without penalty or premium. Notwithstanding the foregoing, Lender may reject any such prepayment and convert the portion of the Note proposed to be prepaid pursuant to paragraph 3.

     3. Lender may, subject to paragraphs 5 and 6 hereof, convert such outstanding principal of this Note and unpaid accrued interest thereon into shares of the Company's Common Stock ("Common Stock") or other equity
                                       ------------
securities, in accordance with terms and conditions of paragraph 5 hereof (the "Lender's Conversion Option").
 --------------------------

     4. All payments of interest and principal will be in lawful money of the United States of America not later than 5:00 p.m. Pacific Standard Time on the date for payment, at the principal office of the Company, or at such other place as the Lender may from time to time designate in writing to the Company in accordance with the terms hereof. All payments will be applied first to unpaid accrued interest and thereafter to principal. If the Maturity Date falls on a day other than a Business Day (as defined below), then such payment will be made, and such date will occur, on the next succeeding Business Day, and such extension of time will in such case be included in the computation of payment of interest hereunder. As used herein, "Business Day" means a day (i) other than Saturday or Sunday, and (ii) on which commercial banks are open for business in San Francisco, California.


     5. Lender's Conversion Option.
        --------------------------

        (A) The Lender's Conversion Option provides Lender with the option to convert any or all of the principal amount and unpaid accrued interest on this
Note into (i) shares of Common Stock at a conversion price equal to $0.05984 (the "Conversion Price"), or (ii) equity securities issued by the Company to a
      ----------------
third party or third parties in one or more bona fide, arms-length transactions for the purpose of raising capital during the term of this Note, at a conversion price equal to the price per share or unit at which such equity securities are sold to such third party or third parties.

        (B) The Lender's Conversion Option is exercisable by Lender only by written notification to the Company within fifteen (15) days of the date that the Lender intends to exercise the Lender's Conversion Option. The Lender's Conversion Option lapses on the later of (1) the Maturity Date or (2) the date all principal and accrued interest is paid under the Note. The notice of election to convert from the Lender will specify the name or names (if other than the name of the Lender) in which the certificate or certificates for conversion shares are to be issued. The Lender will surrender this Note at the principal offices of the Company. The Company will as soon as practicable following surrender of this Note, issue and deliver to the

Lender, or to the nominee or nominees of the Lender, a certificate or certificates for the number of conversion shares into which this Note will have been converted.

         (C) The Conversion Price and the number of shares into which this Note is convertible are subject to adjustment from time to time as follows:

             (1) Merger, Sale of Assets, Etc.  If at any time before the
                 ---------------------------
Maturity Date and while this Note, or any portion hereof, remains outstanding, there is (i) a reorganization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation in which the Company is not the surviving entity, or a reverse triangular merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash, or otherwise, or (iii) a sale or transfer of substantially all of the Company's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation, sale or transfer, lawful provision will be made so that the Lender will thereafter be entitled to receive upon conversion of this Note, the number of shares of stock or other securities or property of the successor corporation resulting from such reorganization, merger, consolidation, sale or transfer which a holder of the shares deliverable upon conversion of this Note would have been entitled to receive in such reorganization, merger, consolidation, sale or transfer if this Note had been converted immediately before such reorganization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this paragraph 5(C). The foregoing provisions of this paragraph 5(c) will similarly apply to successive reorganizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation which are at the time receivable upon the conversion of this Note. If the per share consideration payable to the Lender for shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration will be determined in good faith by the Company's Board of Directors. In all events, appropriate adjustment (as determined in good faith by the Company's Board of Directors) will be made in the application of the provisions of this Note with respect to the rights and interests of the Lender after the transaction, to the end that the provisions of this Note will be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon conversion of this Note

              (2) Reclassification.  If the Company at any time while this
                  ----------------
Note, or any portion hereof, remains outstanding and unexpired will, by reclassification of securities or otherwise, change any of the securities into which this Note is convertible into the same or a different number of securities of any other class or classes, this Note will thereafter be convertible into such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the conversion rights under this Note immediately prior to such reclassification or other change, and the Conversion Price therefor will be appropriately adjusted, all subject to further adjustment as provided in paragraph 5.

              (3) Split, Subdivision or Combination of Shares.  If the Company
                  -------------------------------------------
at any time while this Note, or any portion hereof, remains outstanding and unexpired will split, subdivide or combine the securities into which this Note is convertible, into a different number of securities of the same class, the number of shares of such securities available for purchase in effect immediately prior to such subdivision, combination, or dividend or other distribution and the Conversion Price per share for such securities will be proportionately adjusted. Adjustments set forth herein will be readjusted in the same manner for any successive event or events described herein.

              (4) Adjustments for Dividends in Stock or Other Securities or
                  ---------------------------------------------------------
Property.  If while this Note, or any portion hereof, remains outstanding and
--------
unexpired the holders of the securities into which this Note is convertible at the time will have received, or, on or after the record date fixed for the determination of eligible stockholders, will have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Company by way of dividend, then, and in each case, this Note will represent the right to acquire, in addition to the number of shares of the security receivable upon conversion of this Note, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Company which such holder would hold on the date of such conversion had it been the holder of record of the security receivable upon conversion of this Note on the date hereof and had thereafter, during the period from the date hereof to and including the date of such conversion, retained such shares and/or all other additional stock available to it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this paragraph 5(C).

         (D) Limit on Number of Shares Issuable. Notwithstanding the foregoing,
             ----------------------------------
in no event will Lender, without the prior written consent of the Company's Board of Directors, be entitled to convert this Note if such conversion would result in Lender holding a total number of shares of the Company's voting stock (including all shares of the Company's voting stock (if any) that are then held by the Holder) that exceeds that number of shares which is equal to 49.9% of the Company's total issued and outstanding shares of voting stock as of the date of such conversion.

     6. To the extent any principal or interest amount of this Note is converted into Common Stock as provided in paragraph 3 hereof (any such amount, the "Converted Amount"), the provisions of this Note relating to the obligation
     ----------------
of the Company to repay any such Converted Amount will be null and void and no repayment of such Converted Amount will be owed or paid by the Company.

     7. No fractional shares will be issued upon the conversion of this Note. In lieu of such fractional entitlement the Company may round up the number of conversion shares issued on such conversion to the next highest whole share or may pay in lawful money of the United States by check a sum equivalent to such fractional entitlement based on the market value of a conversion share.


     8. The Company will not, by amendment of the Company's Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of paragraph 3.

     9. The Company will at all times reserve and keep available out of its authorized but unissued Common Stock solely for the purpose of effecting the conversion of this Note, such number of its conversion shares as will from time to time be sufficient to effect the conversion of this Note; and if at any time the number of authorized but unissued conversion shares will not be sufficient to effect the conversion of this Note, the Company will take such corporate action as may be necessary to increase its authorized but unissued conversion shares to such number of shares as will be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval for any necessary amendment to its Certificate of Incorporation.


     10. This Note will not entitle Lender to any voting rights or other rights as a stockholder of the Company.


     11. The Company hereby grants to the Lender a security interest in all of the Company's right, title and interest in and to, whether now existing or hereafter acquired or arising and wherever located, all of the following (as defined in the California Uniform Commercial Code): all accounts receivables and all books and records of the Company with respect to the foregoing (collectively, the "Collateral"), to secure the payment and performance of the
                    ----------
obligations of the Company under this Note. The Collateral will not include any of the Company's Intellectual Property (as defined below). The Company will establish a lockbox and will indicate to their customers on each invoice to pay their accounts receivable payments into an such established lockbox.
The Company will execute and deliver to the Lender, from time to time, all financing statements and all other documents and instruments and take all other action, as the Lender may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the Lender's security interest in the Collateral. This Note will create a continuing security interest in the Collateral which will remain in effect until the payment in full of this Note. As used herein, "Intellectual Property" means all of the
                                     ---------------------
Company's right, title and interest in and to all computer software, source code, inventions, improvements, works of authorship, derivative works, data, utility models, algorithms, trade dress, schematics, flow charts, trade secrets, designs, proprietary rights, technologies, proprietary knowledge, know-how, trade names, including without limitation, copyrights, copyright registrations and copyright applications, patents and patent applications, and all rights and licenses to the foregoing, used in or useful to the conduct of the Company's business.

     12. Subject to the terms of the Purchase Agreement, any amendment hereto or waiver of any provision hereof may be made only with the written consent of the Company and Lender. Subject to the terms of the Purchase Agreement, this Note will inure to the benefit of and bind the successors, permitted assigns, heirs, executors, and administrators of the parties hereto, provided that this Note will not be transferable or assignable by Lender without the prior written consent of the Company.


     13. For purposes hereof, the occurrence of any of the following will constitute an "Event of Default" under this Note:
               ----------------

          (A) the failure to make any payment of principal or any other amount payable hereunder within five (5) days of the date due;

          (B) the breach of any other condition or obligation under this Note, and the continuation of such failure or breach for twenty (20) days after notice of such default from Lender;

          (C) any sale, lease, assignment, transfer, or other conveyance of all or substantially all of the assets of the Company, or any consolidation or merger involving the Company or any reclassification or other change of any stock, or any recapitalization of the Company, or any transaction or series of related transactions in which, in any such case, stockholders of the Company prior to such consolidation, merger, reclassification, reorganization or similar transaction cease to hold, directly or indirectly, at least fifty percent (50%) of the voting power of the corporation; or

          (D) the filing of a petition by or against the Company under any provision of applicable bankruptcy or similar law relating to insolvency; or appointment of a receiver, trustee, custodian or liquidator of or for all or any substantial part of the assets or property of the Company; or the making of a general assignment for the benefit of creditors by the Company.

     Upon the occurrence, and during the continuation, of any Event of Default, Lender, at its option, may (i) by notice to the Company, declare the unpaid principal amount of this Note and all other amounts payable hereunder to be immediately due and payable, whereupon the unpaid principal amount of this Note and all such other amounts will become immediately due and payable, without presentment, demand protest or further notice of any kind, provided, however, that if an event described in subparagraph 13(D) will occur, the result which would otherwise occur only upon giving of notice by Lender to the Company as specified above will occur automatically, without the giving of any such notice; and (ii) whether or not the actions referred to in clause (i) have been taken, proceed to enforce all other rights and remedies available to Lender under applicable law.

     14. This Note is made in accordance with and will be construed under the laws of the State of California, other than the conflicts of law principles thereof.

     15. The Company agrees to pay all reasonable costs of collection of any amounts due hereunder arising as a result of any default hereunder, including without limitation, reasonable attorneys' fees and expenses.

     16. The Company hereby expressly waives presentment, demand for payment, dishonor, notice of dishonor, protest, notice of protest and any other formality.

     17. Anything herein to the contrary notwithstanding, if during any period for which interest is computed hereunder, the amount of interest computed on the basis provided for in this Note, together with all fees, charges and other payments which are treated as interest under applicable law, as provided for herein or in any other document executed in connection herewith, would exceed the amount of such interest computed on the basis of the Highest Lawful Rate, the Company will not be obligated to pay, and the Lender will not be entitled to charge, collect, receive, reserve or take, interest in excess of the Highest Lawful Rate, and during any such period the interest payable hereunder will be computed on the basis of the Highest Lawful Rate. As used herein, "Highest Lawful Rate" means the maximum non-usurious rate of interest, as in effect from time to time, which may be charged, contracted for, reserved, received or collected by the Lender in connection with this Note under applicable law.

     18. This Note has been issued in reliance upon the representations of the Lender set forth in the Purchase Agreement.

          IN WITNESS WHEREOF, the undersigned, by its duly authorized and acting executive officer, has executed this Note as of the date first set forth above.

                                      VIADOR INC.

                                      By:
                                         ----------------------------------
                                          Nate Cammack,
                                          Chief Financial Officer


Acknowledged and agreed to
as of the date first set forth above:

LENDER:

By:
    --------------------------------

Name:

Address: